EXHIBIT 1.1
EXECUTION VERSION
ENTERPRISE PRODUCTS PARTNERS L.P.
4,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
November 30, 2005
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Dear Sirs:
     Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell 4,000,000 common units (the “Firm Units”) set forth in Schedule I hereto, each representing a limited partner interest in the Partnership (the “Common Units”), to UBS Securities LLC (the “Underwriter”). In addition, the Partnership proposes to grant to the Underwriter an option to purchase up to an additional 600,000 Common Units, on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).
     This is to confirm the agreement among the Partnership, Enterprise Products OLPGP, Inc., a Delaware corporation (the “OLPGP”), and Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership” and collectively with the Partnership and the OLPGP, the “Enterprise Parties”) and the Underwriter concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriter.
     1.  Representations, Warranties and Agreements of the Enterprise Parties. Each of the Enterprise Parties represents and warrants to, and agrees with, the Underwriter that:
     (a) Definitions. The Partnership and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-123150), including a prospectus, relating to the Units and the Partnership has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Units pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended at the date of this underwriting agreement (the “Agreement”), including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement dated November 30, 2005. As used herein, the terms “Registration

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Statement,” “Basic Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein (the “Incorporated Documents”). The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, “Effective Time” means the date and time the Registration Statement became effective.
     (b) Effectiveness. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Enterprise Parties, threatened by the Commission.
     (c) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership in such documents, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for inclusion therein. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d) Formation and Qualification of the Partnership Entities. Each of Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), the Partnership, the OLPGP, the Operating Partnership and their respective subsidiaries listed on Schedule III hereto (each, a “Partnership Entity” and collectively, the “Partnership Entities,” and

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the subsidiaries of the Partnership listed on Schedule III hereto, the “Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner, the OLPGP and Enterprise GTMGP, LLC (formerly known as GulfTerra Energy Company, L.L.C.), a Delaware limited liability company and wholly owned indirect subsidiary of the OLP (the “GTMGP”), to act as general partner of the Partnership, the Operating Partnership and Enterprise GTM Holdings L.P. (formerly known as GulfTerra Energy Partners, L.P.), a Delaware limited partnership and wholly owned indirect subsidiary of the OLP (the “GTMLP”), respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each Partnership Entity is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability.
     (e) Ownership of General Partner. Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated on or prior to the date hereof (the “GP LLC Agreement”); and EPE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (f) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”)); such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (g) Ownership of the OLPGP. The Partnership owns 100% of the issued and outstanding capital stock in the OLPGP; such capital stock has been duly authorized and validly issued in accordance with the bylaws of the OLPGP, as amended or restated on or prior to the date hereof (the “OLPGP Bylaws”) and the certificate of incorporation of the OLPGP, as amended and restated on or prior to the date hereof (the “OLPGP Certificate of Incorporation”) and is fully paid and non-assessable; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (h) Ownership of Operating Partnership. (i) The OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership;

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such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership, as amended and/or restated on or prior to the date hereof (the “Operating Partnership Agreement”); and the OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (i) Ownership of GTMGP. Enterprise Products GTM, LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (“Enterprise GTM”), owns 100% of the issued and outstanding membership interests in GTMGP; such membership interest has been duly authorized and validly issued in accordance with the limited liability agreement of GTMGP, as amended or restated on or prior to the date hereof (the “GTMGP LLC Agreement”); such membership interest has been duly authorized and validly issued in accordance with GTMGP LLC Agreement and is fully paid (to the extent required under the GTMGP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and as otherwise described in the Prospectus); and Enterprise GTM owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (j) Ownership of GTMLP. (i) GTMGP is the sole general partner of GTMLP with a 1.00% general partner interest in GTMLP; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of GTMLP, as amended and/or restated on or prior to the date hereof (the “GTMLP Partnership Agreement”); and GTMGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Operating Partnership is the sole limited partner of GTMLP with a 99.00% limited partner interest in GTMLP; such limited partner interest has been duly authorized and validly issued in accordance with GTMLP Partnership Agreement and is fully paid (to the extent required under GTMLP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and as otherwise described in the Prospectus); and the Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (k) Capitalization. As of the date hereof and immediately prior to the issuance of Units pursuant to this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 385,861,168 Common Units. All of such outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus); and

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EPCO, Dan L. Duncan and their affiliates collectively beneficially own 130,187,829 Common Units free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than liens in favor of lenders of EPCO and its affiliates.
     (l) Valid Issuance of Firm Units. At the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus).
     (m) No Preemptive Rights, Registration Rights or Options. Except for rights pursuant to the Partnership Agreement and the Unitholder Rights Agreement, dated as of September 17, 1999, by and among Tejas Energy, LLC, Tejas Midstream Enterprises, LLC, the Partnership, the Operating Partnership, Enterprise Products Company, the General Partner and EPC Partners II, Inc., as amended to date (the “Unitholder Rights Agreement”) which have been effectively complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument to which any Partnership Entity is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its Subsidiaries, other than registration rights pursuant to the Partnership Agreement and the Registration Rights Agreement,, dated as of September 17, 1999, among the Partnership and Tejas Energy, LLC, as amended to date (the Shell Registration Rights Agreement”) which have been waived. Except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans and rights to purchase Common Units under the Partnership’s distribution reinvestment plan (the “DRIP”), there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity.
     (n) Authority. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the transactions contemplated hereby has been duly and validly taken.
     (o) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act, in the case of

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partnership interests, or Section 18-607 of the Delaware LLC Act, in the case of membership interests, and except as otherwise disclosed in the Prospectus), except that, for each Subsidiary of which the Operating Partnership and/or the Partnership, directly or indirectly, owns 50% or less of the outstanding capital stock, partnership interests or membership interests, as the case may be, such representation and warranty is limited to the ownership interest set forth on Schedule III hereto. Except as described in the Prospectus, the Partnership and/or the Operating Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule III hereto free and clear of all liens, encumbrances (other than contractual restrictions on transfer contained in the applicable constituent documents), security interests, equities, charges, claims or restrictions upon voting or any other claim of any third party. None of the Enterprise Parties has any subsidiaries other than as set forth on Schedule III hereto that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.
     (p) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.
     (q) Authorization, Execution and Enforceability of Agreements. (i) The GP LLC Agreement has been duly authorized, executed and delivered by EPE and is a valid and legally binding agreement of EPE, enforceable against EPE in accordance with its terms, (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and (iii) the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the OLPGP and the Partnership and is a valid and legally binding agreement of each of the OLPGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement listed in Section (q)(i)-(iii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (r) No Conflicts. None of the (i) offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties, or (iii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts,

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breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect.
     (s) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement, except for (A) such consents required under the Securities Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriter and (B) such consents that have been, or prior to any such Delivery Date will be, obtained.
     (t) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.
     (u) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, who has certified or shall certify the audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”); PricewaterhouseCoopers L.L.P., who has certified or shall certify the audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) (i) is an independent registered public accounting firm with respect to GTMLP, GTMGP and Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”), and (ii) are independent certified public accountants with respect to El Paso Hydrocarbons, L.P. (“El Paso Hydrocarbons”) and El Paso NGL Marketing Company, L.P. (“El Paso NGL Marketing Company” and, together with El Paso Hydrocarbons, the “South Texas Midstream Entities”), within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

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     (v) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein; provided, however, that as to the financial statements of GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, the foregoing representations in clauses (i), (ii) and (iii) are made to the knowledge of the executive officers of the Enterprise Parties. The other financial information of the General Partner, the Partnership, GTMGP, GTMLP, Poseidon and the South Texas Midstream Entities, including oil and gas production information and non-GAAP financial measures, contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, including GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, and fairly presents the information purported to be shown thereby; provided, however, that as to the other financial information respecting GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, the foregoing representation is made to the knowledge of the executive officers of the Enterprise Parties. The pro forma financial information and the related notes thereto contained or incorporated by reference in the Registration Statement and the Prospectus have been prepared on a basis consistent with the historical financial statements contained or incorporated by reference in the Prospectus (except for the pro forma adjustments specified therein), include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described therein, give effect to assumptions made on a reasonable basis, and fairly present the transactions described in the Prospectus. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (w) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the completion of the distribution of the Units, will distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
     (x) Conformity to Description of Units. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus.
     (y) Certain Transactions. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability

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or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
     (z) No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in or incorporated by reference into the Registration Statement and the Prospectus under the headings “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” and “Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (aa) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the Prospectus.
     (bb) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (cc) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”)

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as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.
     (dd) Books and Records; Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ee) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Prospectus and which is not so described.
     (ff) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

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     (gg) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.
     (hh) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (ii) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.
     (jj) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.
     (kk) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     (ll) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (mm) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Units or the use of the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any

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Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus.
     (nn) Other Sales; No Stabilizing Transactions. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Prospectus other than (i) Common Units issued pursuant to the EPCO Employee Unit Purchase Plan or any employee benefit plans, qualified options plans or other employee compensation plans, and (ii) Common Units issued pursuant to the Partnership’s DRIP or pursuant to outstanding options, rights or warrants described in the Prospectus. None of the General Partner, the Partnership or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Units.
     (oo) Form S-3. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.
     (pp) Disclosure Controls. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 4 of the Partnership’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the “Third Quarter 2005 Report”) have been met.
     (qq) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Third Quarter 2005 Report, neither the Partnership nor the General Partner is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.
     (rr) No Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

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     (ss) Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective. The Partnership’s Sarbanes-Oxley Section 404 report on internal controls over financial reporting for the year ended December 31, 2004 excluded those internal controls over financial reporting with respect to any entities affiliated with GTMLP, including Poseidon and the South Texas Midstream Entities.
     2. Purchase of the Firm Units.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Partnership, at a purchase price of $24.52 per Unit, the amount of the Firm Units set forth opposite the Underwriter’s name in Schedule II hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the Underwriter to purchase up to 600,000 Option Units at the same purchase price per Unit as the Underwriter shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriter. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or facsimile notice by the Underwriter to the Partnership setting forth the number of units underlying the Option Units as to which the Underwriter is exercising the option and the settlement date.
     (c) The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.
     3. Offering of Units by the Underwriter. It is understood that the Underwriter proposes to offer the Units for sale to the public as set forth in the Prospectus.
     4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units (including any Option Units provided for in Section 2(b) hereof that have been exercised on or before the third business day prior to the First Delivery Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three business days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Partnership (such date and time of delivery and payment for the Firm Units being herein called the “First Delivery Date”). Delivery of the Firm Units shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units shall be made in book-entry form through the Full Fast Program of the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. Time shall be of the essence,

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and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter.
     If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the First Delivery Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to UBS Securities LLC, at 299 Park Avenue, New York, New York 10171, on the date specified by the Underwriter (which shall be within three business days after exercise of said option) (the “Second Delivery Date”, and the First Delivery Date, each a “Delivery Date”) against payment by the Underwriter of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the First Delivery Date, the Partnership will deliver to the Underwriter on the settlement date for the Option Units, and the obligation of the Underwriter to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.
     5. Further Agreements of the Enterprise Parties. Each of the Enterprise Parties covenants and agrees with the Underwriter:
     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; (iv) to advise the Underwriter promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (b) Signed Copies of Registration Statements. To furnish promptly the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units.

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     (d) Copies of Documents to the Underwriter. To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriter immediately thereof and to promptly prepare and, subject to Section 5(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or the Underwriter, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and not to file any such document to which the Underwriter shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.
     (f) Reports to Security Holders. As soon as practicable after the First Delivery Date, to make generally available to the Partnership’s security holders an earnings statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).
     (g) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriter copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
     (h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriter may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as

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the Underwriter may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.
     (i) Lock-up Period; Lock-up Letters. For a period of 45 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter; provided, however, that the foregoing restrictions do not apply to: (A) the issuance and sale of Common Units by the Partnership to the Underwriter in connection with the public offering contemplated by this Agreement, (B) the issuance and sale of Common Units, phantom units, restricted units and options by the Partnership to employees and directors of EPCO and its affiliates under the EPCO Employee Unit Purchase Plan, the Enterprise Products 1998 Long-Term Incentive Plan and the Enterprise Products GP, LLC 1999 Long-Term Incentive Plan, including sales pursuant to “cashless-broker” exercises of options to purchase Common Units in accordance with such plans as consideration for the exercise price and withholding taxes applicable to such exercises, (C) the issuance and sale of Common Units issued pursuant to the Partnership’s DRIP or (D) the filing of a “universal” shelf registration statement on Form S-3, including both debt and equity securities, and any amendments thereto, which such registration statement may also include Common Units of selling unitholders; provided, that (1) the Enterprise Parties shall otherwise remain subject to the restrictions set forth in this Section 5(i) with respect to any Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units registered thereunder, (2) such registration statement and amendments if so filed shall contain only a generic and undetermined plan of distribution with respect to such securities during the aforementioned 45-day period, and (3) any selling unitholders registering Common Units under such registration statement shall agree in writing to be subject to the lock up provisions set forth in the form of letter attached as Exhibit C hereto. Each affiliate, executive officer and director of the General Partner listed on Schedule IV shall furnish to the Underwriter, prior to or on the First Delivery Date, a letter or letters, substantially in the form of Exhibit C hereto.
     (j) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.
     (k) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.
     6. Expenses. The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs

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incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 hereof, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Units which it may sell and the expenses of advertising any offering of the Units made by the Underwriter.
     7.  Conditions of Underwriter’s Obligations. The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the accuracy of the statements of the Enterprise Parties and the officers of the General Partner made in any certificates delivered pursuant hereto, to the performance by each of the Enterprise Parties of its obligations hereunder and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriter.
     (b) The Underwriter shall not have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the Incorporated Documents or is necessary to make the statements therein not misleading.
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the

EXHIBIT 1.1
authorization, execution and filing of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
     (d) Vinson & Elkins L.L.P. shall have furnished to the Underwriter its written opinion, as counsel for the Enterprise Parties, addressed to the Underwriter and dated such Delivery Date, in form and substance satisfactory to the Underwriter, substantially to the effect set forth in Exhibit A to this Agreement.
     (e) Richard H. Bachmann, Esq., shall have furnished to the Underwriter his written opinion, as Chief Legal Officer of the Enterprise Parties, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially to the effect set forth in Exhibit B hereto.
     (f) The Underwriter shall have received from Baker Botts L.L.P., counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriter may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (g) At the time of execution of this Agreement, the Underwriter shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent registered public accountants or independent certified public accountants, as applicable, within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letters of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letters”), each of such accounting firms shall have furnished to the Underwriter letters (the “bring-down letters”) of Deloitte & Touche LLP and PricewaterhouseCoopers LLC, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent registered public accountants or independent certified public accountants, as applicable, within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of the bring-down letter), the conclusions and

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findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
     (i) The Partnership shall have furnished to the Underwriter a certificate, dated such Delivery Date, of the chief executive officer and the chief financial officer of the General Partner stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the Incorporated Documents, as of the date of the Prospectus and as of such Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of such Delivery Date, the representations and warranties of the Enterprise Parties in this Agreement are true and correct, (iv) the Enterprise Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such Delivery Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are contemplated by the Commission, and (vi) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.
     (j) If any event shall have occurred on or prior to such Delivery Date that requires the Partnership under Section 5(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriter shall have been given a reasonable opportunity to comment thereon as provided in Section 5(e) hereof, and copies thereof shall have been delivered to the Underwriter reasonably in advance of such Delivery Date.
     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Delivery Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Delivery Date which would prevent the issuance or sale of the Units.
     (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any amendment thereof) or Prospectus (exclusive of any supplement thereto) the

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effect of which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).
     (m) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.
     All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and to counsel for the Underwriter.
     8. Indemnification and Contribution.
     (a) Each of the Enterprise Parties, jointly and severally, agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities to which the Underwriter may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) the Registration Statement for the registration of the Units or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements, in the light in which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Enterprise Parties by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Enterprise Parties may otherwise have.
     (b) The Underwriter agrees to indemnify and hold harmless each Enterprise Party, the directors of the General Partner, the respective officers of the General Partner who sign the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Partnership by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Enterprise Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding

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delivery of the Units and, under the heading “Underwriting”, (i) the sentences related to concessions and reallowances, (ii) the paragraphs (including the bullet points contained therein) under the heading “Price Stabilization and Short Positions,” and (iii) the paragraphs under the heading “Electronic Distribution” constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Partnership and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriter on the other from the offering of the Units;

EXHIBIT 1.1
provided, however, that in no case shall (i) the Underwriter be responsible for any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Waiver of Fiduciary Duty. The Partnership hereby acknowledges that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Units. The Partnership further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter acts or be responsible as a fiduciary to any of the Partnership Entities, their management, unitholders, creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to any of the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to any of the Partnership Entities regarding such transactions, including but not limited to any opinions or

EXHIBIT 1.1
views with respect to the price or market for the Units, do not constitute advice or recommendations to any of the Partnership Entities. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to any of the Partnership Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Partnership prior to delivery of and payment for the Firm Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or The New York Stock Exchange, (ii) trading in securities generally on The New York Stock Exchange shall have been suspended, the settlement of such trading generally shall have been materially disrupted or limited or minimum prices shall have been established on The New York Stock Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or in clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Firm Units as contemplated by the Prospectus (exclusive of any supplement thereto).
     11. Reimbursement of Underwriter’s Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of any Enterprise Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Partnership will reimburse the Underwriter on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Units.
     12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriter, shall be delivered or sent by mail or telecopy transmission to UBS Securities LLC, at 299 Park Avenue, New York, New York, 10171;
     (b) if to the Enterprise Parties, shall be delivered or sent by mail or telecopy transmission to Enterprise Products Partners L.P., 2727 North Loop West, Suite 700, Houston, Texas 77008-1044, Attention: Chief Legal Officer (Fax: 713-880-6570);
     (c) provided, however, that any notice to the Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

EXHIBIT 1.1
     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership, the Operating Partnership and the Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     14. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. The Underwriter acknowledges and agrees that the obligations of the Enterprise Parties hereunder are non-recourse to the General Partner.
     15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Rules and Regulations.
     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
     17. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.
     18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

EXHIBIT 1.1
     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Pages to Follow]

EXHIBIT 1.1
     If the foregoing correctly sets forth the agreement among the Enterprise Parties, and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products GP, LLC, its general partner

By:	/s/ Richard H. Bachmann

Richard H. Bachmann
Executive Vice President and Chief Legal Officer

ENTERPRISE PRODUCTS OLPGP, INC.

By:	/s/ Richard H. Bachmann

Richard H. Bachmann
Executive Vice President and Chief Legal Officer

ENTERPRISE PRODUCTS OPERATING L.P.
By:	Enterprise Products OLPGP, Inc., its general partner

	By:	/s/ Richard H. Bachmann

Richard H. Bachmann
Executive Vice President and Chief Legal Officer

EXHIBIT 1.1
The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.
By: UBS Securities LLC

By:	/s/ Mark Hobbs

Mark Hobbs
Managing Director

By:	/s/ Ryan Moss

Ryan Moss
Director

EXHIBIT 1.1
Schedule I
Underwriting Agreement dated November 30, 2005
Pricing Date: November 29, 2005
Registration Statement No. 333-123150
Underwriter: UBS Securities LLC
Title; Purchase Price and Description of Common Units:
Title: Common Units representing Limited Partnership Interests
Number of Units to be sold by the Partnership: 4,000,000
Price to Public per Unit (including accrued dividends, if any): $25.54
Price to Public — total: $102,160,000
Underwriting Discount per Unit: $1.02
Underwriting Discount — total: $4,080,000
Proceeds to Partnership per Unit: $24.52
Proceeds to Partnership — total: $98,080,000
Other provisions: None

Trade Date: November 30, 2005

First Delivery Date, Time and Location:	December 5, 2005 at 10:00 a.m., CST at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Houston, Texas
Type of Offering: Non-Delayed
Date referred to in Section 5(i) after which the Partnership may offer or sell securities issued or guaranteed by the Partnership without the consent of UBS Securities LLC: January 13, 2006
Schedule I

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Schedule II
Enterprise Products Partners L.P.

Underwriters	Number of Firm Units to be Purchased
UBS Securities LLC	4,000,000
TOTAL:	4,000,000
Schedule II

EXHIBIT 1.1
Schedule III
Subsidiaries of the Operating Partnership

	Jurisdiction of	Ownership Interest
Subsidiary	Formation	Percentage
Enterprise Gas Processing, LLC	Delaware	100.00
Enterprise GTMGP, LLC	Delaware	100.00
Enterprise GTM Holdings L.P.	Delaware	100.00
Enterprise Lou-Tex Propylene Pipeline L.P.	Delaware	100.00
Enterprise Products GTM, LLC	Delaware	100.00
Enterprise Hydrocarbons L.P.	Delaware	100.00
Enterprise GTM Holdings L.P.	Delaware	100.00
Enterprise Field Services, L.L.C.	Delaware	100.00
Enterprise Texas Pipeline L.P.	Delaware	100.00
Mapletree, LLC	Delaware	100.00
Mid-America Pipeline Company, LLC	Delaware	100.00
Schedule III

EXHIBIT 1.1
Schedule IV
Affiliates, Executive Officers
and Directors Subject to Lock-Up Agreements
Shell US Gas & Power, LLC
EPCO, Inc. (formerly Enterprise Products Company)
Enterprise GP Holdings L.P.
DFI Delaware Holdings L.P. (formerly Enterprise Products Delaware Holdings L.P.)
Duncan Family 2000 Trust
Duncan Family 1998 Trust
O.S. Andras
Richard H. Bachmann
E. William Barnett
Lynn L. Bourdon, III
James A. Cisarik
James M. Collingsworth
Charles E. Crain
Michael A. Creel
Ralph S. Cunningham
Dan L. Duncan
W. Randall Fowler
Richard H. Hoover
Philip C. Jackson
Michael J. Knesek
James H. Lytal
Rudy A. Nix
William Ordemann
Robert G. Phillips
Gil H. Radtke
W. Matt Ralls
Richard S. Snell
A. James Teague
Schedule IV

EXHIBIT 1.1
EXHIBIT A
FORM OF ISSUER’S COUNSEL OPINION
     1. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP has been duly formed or incorporated, as the case may be, and is validly existing in good standing as a limited liability company, limited partnership or corporation, as applicable, under the laws of the State of Delaware with all necessary limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its properties and conduct its businesses and, in the case of the General Partner, to act as the general partner of the Partnership and, in the case of OLPGP, to act as the general partner of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Annex 1 hereto.
     2. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement)); such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 17-607 of the Delaware LP Act.
     3. To the knowledge of such counsel, EPE owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement; and EPE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, in each case, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EPE as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 18-607 of the Delaware LLC Act, and those in favor of lenders of EPCO and its affiliates.
     4. The Partnership owns 100% of the issued and outstanding capital stock in the OLPGP; such capital stock has been duly authorized and validly issued in accordance with the OLPGP Bylaws and the OLPGP Certificate of Incorporation; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation.

EXHIBIT 1.1
     5. (i) The OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLPGP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 17-607 of the Delaware LP Act; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 17-607 of the Delaware LP Act.
     6. (i) The GP LLC Agreement has been duly authorized, executed and delivered by EPE and is a valid and legally binding agreement of EPE, enforceable against EPE in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (iii) the OLPGP Bylaws have been duly authorized and entered into by the board of directors of the OLPGP; (iv) the OLPGP Certificate of Incorporation is in full force and effect as of the date hereof, (v) the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the OLPGP and the Partnership and is a valid and legally binding agreement of each of the OLPGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     7. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement, and subject to the vesting provisions of the restricted units granted under the Enterprise Products 1998 Long-Term Incentive Plan) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as described in the Prospectus).
     8. The Units and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as

EXHIBIT 1.1
such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as described in the Prospectus).
     9. Except for rights that have been effectively complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Enterprise Parties, in each case pursuant to the organizational documents of such entity. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived.
     10. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus.
     11. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.
     12. None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties, or (iii) the consummation by the Enterprise Parties of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Parties or (B) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law; which violations, in the case of clause (B), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Underwriting Agreement; provided, however, that for purposes of this paragraph, such counsel expresses no opinion with respect to federal or state securities laws or other antifraud laws.
     13. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties or (iii) the consummation of the transactions contemplated by the Underwriting Agreement, except for such consents required under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.
     14. The descriptions of the Common Units that are included in the Prospectus under the caption “Description of Our Common Units” or incorporated by reference in the Registration Statement, insofar as such descriptions constitute a description of agreements or refer to

EXHIBIT 1.1
statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units conform in all material respects to such descriptions; and the statements that are included in the Prospectus under the captions “Cash Distribution Policy,” “Description of Our Partnership Agreement,” and “Tax Consequences” or incorporated by reference in the Registration Statement, insofar as they constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects.
     15. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriter may rely upon such opinion as if it were addressed to them.
     16. The Registration Statement was declared effective under the Securities Act on March 23, 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
     17. The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial and statistical information included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.
     18. None of the Partnership Entities is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility holding company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the General Partner and the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need

EXHIBIT 1.1
not comment), as of its issue date and the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees for the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership, limited liability company or corporation, as the case may be, of the General Partner, the Partnership, the Operating Partnership and the OLPGP, state that such opinions are based solely on certificates of foreign qualification or registration for each such entity provided by the Secretaries of State of states listed on Annex 1 hereto under its name, and (E) state that such counsel expresses no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT 1.1
EXHIBIT B
FORM OF GENERAL COUNSEL’S OPINION
     1. Each of the Partnership Entities (other than the Enterprise Parties) and GTMGP has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation with all necessary corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and conduct its business and, in the case of GTMGP, to act as general partner of GTMLP, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership Entities (other than the Enterprise Parties) and GTMGP is duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a Material Adverse Effect.
     2. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each of the Partnership Entities (other than the Enterprise Parties, GTMLP and GTMGP) have been duly and validly authorized and issued, are fully paid and non-assessable, except that, for each of the Partnership Entities (other than the Enterprise Parties) of which the Operating Partnership owns 50% or less of the outstanding capital stock, partnership interests or membership interests, as the case may be, this opinion is limited to the ownership interest set forth on Schedule III of the Underwriting Agreement. Except as described in the Prospectus, the Operating Partnership and/or the Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests, as applicable, in each of the Partnership Entities (other than the Enterprise Parties, GTMLP and GTMGP) as set forth on Schedule III, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or any other claim.
     3. Enterprise GTM, LLC owns 100% of the issued and outstanding membership interests in GTMGP; such membership interest has been duly authorized and validly issued in accordance with the GTMGP LLC Agreement; and Enterprise GTM owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     4. (i) GTMGP is the sole general partner of GTMLP with a 1.0% general partner interest in GTMLP; such general partner interest has been duly authorized and validly issued in accordance with GTMLP Partnership Agreement; and GTMGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Operating Partnership is the sole limited partner of GTMLP with a 99.0% limited partner interest in GTMLP; such limited partner interest has been duly authorized and validly issued in accordance with GTMLP Partnership Agreement and is fully paid (to the extent required under GTMLP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and as otherwise described in the Prospectus); and the Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

EXHIBIT 1.1
     5. Except as described in the Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or membership interests or capital stock (a) in the Partnership Entities (other than the Enterprise Parties), in each case, pursuant to the organizational documents of any such entity or (b) in the Partnership Entities pursuant to any agreement or other instrument known to such counsel to which any of them is a party or by which any of them may be bound (other than the organizational documents of such entity). To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. To such counsel’s knowledge, except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans and the Partnership’s DRIP, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity.
     6. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Firm Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the transactions contemplated hereby has been duly and validly taken.
     7. None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties, or (iii) the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities (other than the Enterprise Parties), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, or (C) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, injunction, rule or regulation of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole, or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Underwriting Agreement.

EXHIBIT 1.1
     8. To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the General Partner and the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may (A) rely on certificates of officers and representatives of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, and (D) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, other than with regard to the opinions set forth above regarding the ownership of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT 1.1
EXHIBIT C
FORM OF LOCK-UP LETTER AGREEMENT
[Date]
UBS Securities LLC
299 Park Avenue
New York, NY 10171
Dear Sirs:
     The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Enterprise Parties providing for the purchase by you of common units, each representing a limited partner interest (the “Units”) in the Partnership, and that you propose to reoffer the Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.
     In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without your prior written consent, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 45 days from the date of the Prospectus; provided, however, that with respect to the undersigned, the foregoing restrictions do not apply to sales pursuant to “cashless-broker” exercises of options for Common Units in accordance with the Partnership’s benefit plans as consideration for the exercise price and withholding taxes applicable to such exercises.
     In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

C-1

EXHIBIT 1.1
     The undersigned understands that the Partnership and you will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and you.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (for individuals) [successors and assigns] (for nonnatural persons) of the undersigned.

Yours very truly,

By:

Name:
Title:

C-2